Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-128859 of The Procter & Gamble Company on Form S-8 of our report dated 31 March 2011, appearing in this Annual Report on Form 11-K of The Gillette Company Global Employee Stock Ownership Plan for the year ended 31 December 2010.

/s/ DELOITTE LLP
DELOITTE LLP

Newcastle upon Tyne, United Kingdom

31 March 2011